UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                           FORM 8-K


                           CURRENT REPORT
               Pursuant to Section 13 OR 15(d) of the
              Securities Exchange Act of 1934


                        Date of Report
           (Date of earliest event reported)


                          April 22, 2005


                      THE COMMERCE GROUP, INC.
       (Exact name of registrant as specified in its charter)


 Massachusetts             001-13672                04-2599931
 (State or other      (Commission File            (IRS Employer
  jurisdiction              Number)              Identification
  of incorporation)                                    No.)


   211 Main Street, Webster, Massachusetts              01570
  (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:
 (508) 943-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

The Commerce Group, Inc.
Form 8-K
April 22, 2005

Section 2.  Financial Information
     Item 2.02  Results of Operations and Financial Condition

     The following information is being furnished under Item 2.02
- Results of Operations and Financial Condition. Such information, including the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

     On April 21, 2005, The Commerce Group, Inc. (the "Company") issued a press release announcing its results for the quarter ended March 31, 2005. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K.




                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           THE COMMERCE GROUP, INC.
                           April 22, 2005




                            /s/ Randall V. Becker
                                Randall V. Becker
                          Treasurer and Chief Accounting Officer












Page 2 of 8
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                                             Exhibit 99.1
Press Release
RELEASE:     Immediate (April 21, 2005)

CONTACT:    Randall V. Becker, Treasurer
            The Commerce Group, Inc.
            (508) 949-4129

                           The Commerce Group, Inc.
                   Announces 2005 First Quarter Results
                           and Comparison to 2004

WEBSTER, Mass., April 21, 2005 -- The Commerce Group, Inc. (NYSE:CGI) today reported 2005 first quarter results. Net earnings were $58.0 million, or $1.72 per diluted share, compared to net earnings of $51.0 million or $1.56 per diluted share for 2004.

Included in the 2005 first quarter results are net realized investment gains of $8.3 million or $0.16 per diluted share, compared to gains of $20.5 million or $0.41 per diluted share in the first quarter of 2004. A complete breakdown of this information is included in the attached tables.

Earned premiums were $423.2 million for the first quarter of 2005, compared to $395.6 million for the first quarter of 2004. A schedule of direct written premiums to earned premiums is included in the attached tables.

The first quarter GAAP consolidated combined ratio was 89.1%, compared to 93.7% for 2004. The decrease in the combined ratio was the result of a decrease in the loss ratio partially offset by an increase in the underwriting ratio. The Company's GAAP consolidated loss ratio for the first quarter of 2005 decreased to 66.0% from 71.3% during the same period last year. The improvement was the result of several factors, including: (1) an increase in average earned premium revenue per automobile; (2) more favorable loss reserve development compared to the first quarter of last year; (3) improved results from Commonwealth Automobile Reinsurers (C.A.R.); and, (4) a decrease in the current year personal automobile bodily injury claim frequency, partially offset by an increase in physical damage claim frequency primarily as a result of worse winter weather in the northeast. The Company's GAAP consolidated underwriting ratio increased to 23.1%, as compared to 22.4% for last year's first quarter, primarily as a result of significantly higher accrued agents' profit sharing and slightly higher 2005 policy year mandated Massachusetts personal automobile commission rates. The higher accrued agents' profit sharing is an outcome of substantially better underwriting results for the first quarter of 2005 versus last year's first quarter.

A complete presentation of March 31, 2005 and 2004 financial statement information is included in the financial statements attached to this press release.

Additional supplemental financial information will be available by April 25th on the Company's website at www.commerceinsurance.com, under the "Links" section of the "News and Investor Information" area.

At March 31, 2005, the Company had authority to purchase approximately 858,000 shares of common stock under the current Board of Directors' stock re-purchase authorization.
MORE

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CGI 1Q'05 Earnings Release (page 2 of 6)


All quarterly figures are unaudited and all results are reported in accordance with accounting principles generally accepted in the United States (GAAP).

About The Commerce Group, Inc.
The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries' combined insurance activities, the Company is ranked as the 20th largest personal automobile insurance group in the country by A. M. Best Company, based on 2003 direct written premium information. The Company and its insurance subsidiaries are rated A+ by A. M. Best.

Forward Looking Statements
This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities
Exchange Act.

Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward- looking. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "should," "management believes," "we believe," "we intend," and similar words or phrases.

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

  * the possibility of severe weather and adverse catastrophe experiences;
  *   adverse trends in claim severity or frequency;
  *   adverse state and federal regulations and legislation;
  *   adverse judicial decisions;
  * adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;
  *   interest rate risk;
  * rate making decisions for private passenger automobile policies in Massachusetts;
  *   potential rate filings;
  *   heightened competition;
  *   concentration of business within Massachusetts;
  * market disruption in Massachusetts, if competitors exited the market or become insolvent;
  *   dependence on our executive officers; and,
  * the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.


MORE

CGI 1Q'05 Earnings Release (page 3 of 6)

You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

(Tables Follow)

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CGI 1Q '05 Earnings Release (page 4 of  6)

THE COMMERCE GROUP, INC. (NYSE - CGI)
CONSOLIDATED BALANCE SHEETS
March 31, 2005 and 2004
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                                      March 31,     March 31,
                                                                        2005          2004
Assets
Investments
  Fixed maturities, at market                                        $ 1,830,932   $ 1,668,640
  Preferred stocks, at market                                        $   494,515   $   354,702
  Common stocks, at market                                           $    61,896   $    94,711
  Preferred stock mutual fund, at equity                             $    65,826   $    56,387
  Mortgage loans and collateral notes receivable                     $    15,285   $    15,788
  Cash and cash equivalents                                          $    94,959   $   164,197
  Other investments                                                  $    33,954   $    27,435

      Total investments                                              $ 2,597,367   $ 2,381,860

Accrued investment income                                            $    20,256   $    18,999
Premiums receivable                                                  $   474,841   $   446,995
Deferred policy acquisition costs                                    $   174,647   $   168,610
Property and equipment, net                                          $    51,817   $    52,137
Due from reinsurers                                                  $   134,938   $   120,876
Residual market receivable                                           $   204,894   $   205,442
Deferred income taxes                                                $    55,595   $    21,713
Receivable for securities sold                                       $     1,079   $       366
Other assets                                                         $    26,180   $    17,446

      Total assets                                                   $ 3,741,614   $ 3,434,444

Liabilities
  Unpaid losses and LAE                                              $ 1,004,157   $   976,813
  Unearned premiums                                                  $   962,104   $   893,028
  Bonds payable                                                      $   298,236   $   298,035
  Current income taxes                                               $    13,836   $    12,403
  Deferred income                                                    $    10,814   $     8,271
  Accrued agents' profit sharing                                     $   116,826   $    41,168
  Payable for securities purchased                                   $    35,161   $    97,046
  Outstanding checks payable                                         $    45,261   $    37,231
  Advance premiums and commissions payable                           $    27,971   $    25,902
  Other liabilities                                                  $    69,595   $    60,612

      Total liabilities                                              $ 2,583,961   $ 2,450,509

Minority interest                                                    $     5,240   $     4,548

Stockholders' equity
  Preferred stock                                                            -             -
  Common stock                                                       $    20,426   $    19,673
  Paid-in capital                                                    $   144,896   $    84,378
  Net accumulated other comprehensive (loss) income                  $    (8,665)  $    36,484
  Retained earnings                                                  $ 1,215,972   $ 1,038,273

      Stockholders' equity before treasury stock                     $ 1,372,629   $ 1,178,808

  Treasury stock                                                     $  (220,216)  $  (199,421)

      Total stockholders' equity                                     $ 1,152,413   $   979,387

      Total liabilities, minority interest and stockholders' equity  $ 3,741,614   $ 3,434,444

Common shares outstanding                                             33,588,842    32,482,700

Stockholders' equity per share                                       $     34.31   $     30.15

CGI 1Q '05 Earnings Release (page 5 of  6)

THE COMMERCE GROUP, INC.  (NYSE -  CGI)
CONSOLIDATED STATEMENTS OF EARNINGS
Three Months Ended March 31, 2005 and 2004
(Thousands of Dollars, Except Per Share Data)
Unaudited


                                                                 Three Months Ended
                                                                      March 31,
                                                                 2005         2004
Revenues:
  Earned premiums                                                   $   423,202   $   395,568
  Net investment income                                             $    29,087   $    27,815
  Premium finance and service fees                                  $     7,203   $     7,044
  Net realized investment gains                                     $     8,313   $    20,459
  Other income                                                      $         4   $       -

      TOTAL REVENUES                                                $   467,809   $   450,886

Expenses:
  Losses and LAE                                                    $   279,158   $   282,182
  Policy acquisition costs                                          $   100,372   $    92,224
  Interest expense & amortization of bond fees                      $     4,519   $     4,583

      TOTAL EXPENSES                                                $   384,049   $   378,989

      Earnings before income taxes and minority interest            $    83,760   $    71,897

Income taxes                                                        $    25,488   $    20,752

      Earnings before minority interest                             $    58,272   $    51,145

Minority interest in net earnings of subsidiary                     $      (234)  $      (105)

      NET EARNINGS                                                  $    58,038   $    51,040

COMPREHENSIVE INCOME                                                $    32,970   $    58,441

EARNINGS PER COMMON SHARE:
  BASIC                                                             $      1.73   $      1.58
  DILUTED                                                           $      1.72   $      1.56

Cash dividends paid per common share                                $      0.33   $      0.32

Weighted average shares outstanding:
  BASIC                                                              33,462,734    32,337,398
  DILUTED                                                            33,823,626    32,766,819

CGI 1Q '05 Earnings Release (page 6 of  6)

THE COMMERCE GROUP, INC.  (NYSE - CGI)
ADDITIONAL EARNINGS INFORMATION
Three Months March 31, 2005 and 2004
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                                   Three Months Ended
                                                                           March 31,
                                                                     2005          2004

ADDITIONAL EARNINGS INFORMATION:
Direct written premiums to earned premiums reconciliation:
  Direct written premiums                                                $  508,665       $  498,587
  Assumed premiums                                                       $   38,018       $   34,078
  Ceded premiums                                                         $  (64,919)      $  (54,991)

    Net written premiums                                                 $  481,764       $  477,674
    Increase in unearned premiums                                        $  (58,562)      $  (82,106)

      Earned premiums                                                    $  423,202       $  395,568

GAAP consolidated operating ratios:   (1)
  Loss ratio                                                                   66.0%            71.3%
  Underwriting ratio                                                           23.1%            22.4%
    Combined ratio                                                             89.1%            93.7%

GAAP operating ratios for combined insurance subsidiaries only:   (2)
  Loss ratio                                                                   65.5%            70.1%
  Underwriting ratio                                                           22.7%            21.6%
    Combined ratio                                                             88.2%            91.7%

Breakdown of net realized investment gains:
  Fixed maturities                                                       $   10,368       $    9,658
  Preferred stocks                                                       $      818       $    4,507
  Common stocks                                                          $      415       $    4,439
  Preferred stock mutual funds:
    Due to (decrease) increase in NAV                                    $     (635)      $    2,113
  Venture capital fund investments                                       $     (951)      $    1,699
  Other                                                                  $      322       $     (189)
  Other than temporary writedowns                                        $   (2,024)      $   (1,768)

    Net realized investment gains before tax                             $    8,313       $   20,459
  Income tax at 35%                                                      $    2,910       $    7,161

    Net realized investment gains after tax                              $    5,403       $   13,298

    Per diluted share net realized gains after tax                       $     0.16       $     0.41

  (1)  GAAP consolidated operating ratios are calculated as in (2) below using the combined insurance subsidiaries' loss and underwriting results, adding to them the expenses of the holding companies (corporate expenses) in order to equal the loss and underwriting expense amounts on the income statement.  For purposes of the U/W ratio, underwriting expenses are grossed-up for the increase in deferred acquisition costs of $11,003 and
       $15,003 for 2005 and 2004, respectively.

  (2)  GAAP operating ratios for combined insurance subsidiaries are calculated as follows:

      (a)  The loss ratio represents losses and LAE divided by earned premiums; and,
      (b)  The underwriting ratio represents underwriting expenses (excluding changes in deferred acquisition costs), divided by net premiums written.  No corporate expenses are included in the calculations.

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